                                                                    EXHIBIT 99.4

FOR FURTHER INFORMATION CONTACT                            FOR IMMEDIATE RELEASE
FRB/Weber Shandwick
Tim Grace (media)             312-640-6667

           STERICYCLE, INC. AGREES TO ACQUIRE SCHERER HEALTHCARE, INC. WILL INTEGRATE SHARPS CONTAINMENT AND CONTROL PROGRAM WITH
                    STERICYCLE PRODUCT AND SERVICE OFFERINGS

         Lake Forest, Illinois and Atlanta, Georgia, October 21, 2002-Stericycle, Inc. (Nasdaq: SRCL) and Scherer Healthcare, Inc. (Nasdaq: SCHR) today announced that the Boards of Directors of both companies have approved a definitive agreement pursuant to which Stericycle will acquire Scherer for $41.5 million in cash. Upon completion of the merger transaction, Scherer will become a wholly owned subsidiary of Stericycle. In the transaction, each issued and outstanding share of Scherer's common stock will be acquired for $8.57, and each issued and outstanding share of Scherer's preferred stock will be acquired for $100.00, together with an amount equal to cumulative dividends, if any. The definitive agreement specifies that the transaction is subject to the approval of Scherer's stockholders, customary closing conditions and regulatory reviews.

         Scherer's revenues for its year ended March 31, 2002 were $20.4 million. Stericycle's revenues for its year ended December 31, 2001 were $359.0 million. Based on Scherer's historic profitability, Stericycle expects the transaction to be immediately accretive to earnings.

         Mark Miller, President and CEO of Stericycle, said, "This transaction represents an important expansion by Stericycle into directly related business lines which complement our current services. We believe we can take advantage of our nationwide presence in hospitals and other healthcare providers to successfully expand Scherer's proprietary reusable sharps container and handling processes." Scherer's reusable sharps program are marketed through its Bio Systems subsidiaries in 10 Northeastern and mid-Atlantic states plus the District of Columbia. Stericycle offers medical waste, training and compliance services nationally, servicing over 279,000 customers.

         Robert P. Scherer, Jr., Chairman of the Board of Directors, President and CEO of Scherer, said, "We are pleased we are able to deliver such meaningful value to our stockholders and a well regarded and successful new owner for our employees, customers and vendors. The value this transaction will realize is a result of the efforts of our managers and employees and the support of our customers and we thank each of these constituencies for helping us accomplish this important goal for our stockholders."

SAFE HARBOR STATEMENT: Statements in this press release, which are not strictly historical, are "forward-looking." Forward-looking statements involve known and unknown risks and should be viewed with caution. Factors set forth in the Annual Report on Form 10-K of each of Stericycle and Scherer could affect the applicable company's actual results and could cause the applicable company's actual results to differ materially from the expected results. The risks and uncertainties that may affect the results of each of Stericycle's and Scherer's respect businesses include the following: difficulties and delays with respect to the completion and integration of acquisitions; delays and diversion of attention related to compliance with permitting and regulatory authorities; difficulties and delays with respect to marketing and sales activities; and general uncertainties accompanying expansion into new markets. As relates to the acquisition described in this press release, specific risks and uncertainties include the risk that closing of the transaction may be postponed or terminated, and whether and when the transaction will be accretive to Stericycle. Each of Stericycle and Scherer makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.









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